FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
OBTAINS NEW BUSINESS LICENSES FOR
THREE COAL MINE COMPANIES IN BAOFENG COUNTY

PINGDINGSHAN, China – May 23, 2011 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced that it has received new business licenses for three coal mine companies in Baofeng County: Baofeng Shuangrui Coal Mining Company Limited (“Shuangrui”), Baofeng Xingsheng Coal Mining Company Limited (“Xingsheng”) and Baofeng Shunli Coal Mining Company Limited (“Shunli”).

In August 2010, the Company announced that Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”), which the Company controls through contractual arrangements, entered into agreements to acquire 60% of Shuangrui and Xingsheng.  The issuance of the new business licenses on May 20, 2011, signifies the registration with the local State Administration of Industry and Commerce (“SAIC”) of the transfer of 60% of the equity interests of these two companies to Hongli.  Also on May 20, 2011, the local SAIC issued a new business license for Shunli in connection with the registration of the transfer of 100% of the equity interest of Shunli to Baofeng Hongchang Coal, Ltd. (“Hongchang”), a wholly-owned subsidiary of Hongli.

The issuance of these new business licenses is a step toward completing these acquisitions. The Company will next transfer the equity interests that it controls in these three companies to Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd. (“Hongyuan CSG”), SinoCoking’s joint-venture with the state-owned conglomerate Henan Province Coal Seam Gas Development and Utilization Co., Ltd (“Henan Coal Seam Gas”). Currently, all three companies are subject to the provincial-wide mining moratorium in effect since late 2009.  However, once transfers of equity interests to Hongyuan CSG are completed, these companies will obtain new mining licenses and be able to resume operations.

Going forward, mining safety, production, and technology of the three mines will be handled by Henan Coal Seam Gas.  In anticipation of the transfer of equity interests to Hongyuan CSG, Henan Coal Seam Gas deployed its mining engineers, safety experts and other professionals to the coal mines of Shungrui, Xingsheng and Shunli on May 19, 2011, to begin preparation work for the resumption of production, including safety upgrades.

Management currently expects that the three mines can officially resume production at full capacity before the end of the 2011 calendar year.  Once the construction of the new coking facility is completed, coal extracted from these mines will largely be used to produce coke and other coke by-products.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 metric tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company and Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:
SinoCoking Sam Wu, Chief Financial Officer + 86-375-2882-999 sinocoking@sina.com www.sinocokingchina.com	Investor Relations Counsel: The Equity Group Inc. Lena Cati / lcati@equityny.com / (212) 836-9611 Linda Latman / llatman@equityny.com / (212) 836-9609 www.theequitygroup.com

#### ####